EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement of PhyMatrix Corp. on Form S-4 (File No. ) of our report dated March 27, 1996, on our audits of the combined financial statements and financial statement schedule of PhyMatrix Corp. We also consent to the reference to our firm under the caption "Experts."

                                                    /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 29, 1996